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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 10, 2005, relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Hexcel Corporation's Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Stamford, Connecticut
February 28, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM